UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 30, 2015, Gaming Partners International Corporation, through its subsidiary Gaming Partners International USA, Inc. (collectively, the "Company"), completed the sale of its building (approximately 64,700 square feet) and land in Las Vegas, Nevada (the "Las Vegas Property") to Essex Scot, LLC ("Buyer") for $3.95 million in cash. The Las Vegas Property housed the Company's corporate headquarters and Las Vegas sales offices, as well as a warehouse and part of the Company's product design services department. Prior to this transaction, no material relationship existed between Buyer and the Company, or any of its affiliates, directors or officers, or any associates of any such directors and officers. The Company is in the process of relocating its operations to 3945 West Cheyenne Avenue, North Las Vegas, Nevada (the "North Las Vegas Property"). The lease term for the building (approximately 15,000 square feet) on the North Las Vegas Property is seven (7) years commencing on January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: January 6, 2016
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer